CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES E COMMON SHARES
                                       OF
                         VOYAGEUR MUTUAL FUNDS III, INC.

         The undersigned duly elected Secretary of Voyageur Mutual Funds III, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on October 30, 1996:

                  WHEREAS, the total authorized number of shares of the Corporation is ten trillion, all of which shares are common shares, par value $.01 per share, as set forth in the Corporation's Amended and Restated Articles of Incorporation (the "Articles");

                  WHEREAS, pursuant to Section 5(a) of such Articles, ten billion each of such shares have been designated as Series A, Series B, Series C and Series D Common Shares; and

                  WHEREAS, the Articles set forth that the balance of nine trillion, nine hundred sixty billion shares may be issued in such series and classes and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any series or class of common shares as may be adopted from time to time by the Board of Directors of the Corporation.

                  NOW, THEREFORE, BE IT RESOLVED, that of the remaining authorized common shares of the Corporation, ten billion are hereby designated as Series E Common Shares, one billion of which are hereby designated as Series E, Class A Common Shares, one billion of which are hereby designated as Series E, Class B Common Shares and one billion of which are hereby designated as Series E, Class C Common shares and seven billion of which shall remain undesignated as to class.

                  FURTHER RESOLVED, that the Common Shares designated by these resolutions shall have the preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, set forth in the Articles. The Series designated by these resolutions shall represent a separate and distinct portion of the Corporation's assets which shall take the form of a separate portfolio of investment securities, cash and other assets. Any Class of a Series of Common Shares designated by these resolutions may be subject to such charges and expenses (including, by way of example but not by way of limitation, such front-end and deferred sales charges as may be permitted under the 1940 Act and the rules of the National Association of Securities Dealers, Inc., and expenses under Rule 12b-1 plans, administrative plans, service plans or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another Class within such Series, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such Class.

                  FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of the State of Minnesota a Certificate of Designation setting forth the relative rights and preferences of the Series E, Class A, Class B and Class C Common Shares, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this 23rd day of January 1997.


                                             /s/ Thomas J. Abood
                                             ---------------------------------
                                             Thomas J. Abood, Secretary